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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 21, 2000 relating to the financial statements, which appears in Princeton Video Image, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.

PricewaterhouseCoopers LLP
Florham Park, NJ
July 31, 2001